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                               PROMISSORY NOTE

________________________________________________________________________________________________________________________
Principal       Loan Date     Maturity     Loan No.    Call      Collateral       Account        Officer      Initials
$500.000.00     09-10-1997   12-31-2001                599           328        0189952980        00582          --
________________________________________________________________________________________________________________________

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item

  Borrower: UNIFIED HOLDINGS, INC.                Lender: Bank One, Indiana, NA
            429 N PENNSYLVANIA STREET SUITE 420        111 Monument Circle
            INDIANAPOLIS, IN 46204                    Indianapolis, IN 46277

Principal Amount: $500,000.00                 Date of Note: September 10, 1997

PROMISE TO PAY. For value received, UNIFIED HOLDINGS, INC. ("Borrower") promises to pay to Bank One, Indiana, NA ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Hundred Thousand & 00/100 Dollars ($500,000.00) ("Total Principal Amount") or so much as may be outstanding, together with Interest on the unpaid outstanding principal balance from the date advanced until paid in full.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

      This Note shall be payable as follows: During the Draw Period (as hereafter defined), Interest shall be due, and payable as it accrues, commencing on September 30, 1997, and continuing on the same day of each month thereafter. Commencing on December 31, 1997, and continuing on the same day of each month occurring thereafter until this Note matures (the "Term Period"), Borrower shall pay to Lender forty-seven (47) monthly installments equal to the sum of (i) principal in an amount that represents 1/48th of the principal amount outstanding on the last day of the Draw Period, plus (ii) all accrued but unpaid interest, and a final payment on December 31, 2001, of the outstanding principal balance of this Note, plus all accrued but unpaid interest and any other unpaid amounts under this Note.

Interest on this Note Is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance Is outstanding. Borrower will pay Lender at the address designated by Lender from time to time in writing. If any payment of principal of or Interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Unless otherwise agreed to, In writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid Interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued but unpaid interest on this Note. If this Note is governed by or is executed in connection with a loan agreement, this Note is subject to the terms and provisions thereof.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to fluctuation based upon the Prime Rate of interest in effect from time to time (the "Index") (which rate may not be the lowest, best or most favorable rate of interest which Lender may charge on loans to its customers). "Prime Rate" shall mean the rate announced from time to time by Lender as its prime rate. Each change in the rate to be charged on this Note will become effective without notice on the same day as the Index changes. Except as otherwise provided herein, the unpaid principal balance of this Note will accrue interest at a rate per annum which will from time to time be equal to the sum of the Index, plus 0.500%. NOTICE: Under no circumstances will the Interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without fee all or a portion of the principal amount owed hereunder earlier than It is due. All prepayments shall be applied to the indebtedness owing hereunder In such order and manner as Lender may from time to time determine In its sole discretion.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $26.00, whichever is greater, up to the maximum amount of $260.00 per late charge.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment of principal or interest when due under this Note or any other indebtedness owing now or hereafter by Borrower to Lender; (b) failure of Borrower or any other party to comply with or perform any term, obligation, covenant or condition contained in this Note or in any other promissory note, credit agreement, loan agreement, guaranty, security agreement, mortgage, deed of trust or any other instrument, agreement or document, whether now or hereafter existing, executed in connection with this Note (the Note and all such other instruments, agreements, and documents shall be collectively known herein as the "Related Documents"); (c) Any representation or statement made or furnished to Lender herein, in any of the Related Documents or in connection with any of the foregoing is false or misleading in any material respect; (d) Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise, becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by any such party or against it under any bankruptcy or Insolvency laws; (a) the occurrence of any event of default specified in any of the other Related Documents or in any other agreement now or hereafter arising between Borrower and Lender; (f) the occurrence of any event which permits the acceleration of the maturity of any indebtedness owing now or hereafter by Borrower to any third party; or (g) the liquidation, termination, dissolution, death or legal incapacity of Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise.

LENDER'S RIGHTS. Upon default, Lender may at its option, without further notice or demand (i) declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, (II) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof. (iv) pursue any other rights, remedies and recourses available to the Lender, including without limitation, any such rights, remedies or recourses under the Related Documents, at law or in equity, or
(v) pursue any combination of the foregoing. Upon default resulting from the bankruptcy or Insolvency of the Borrower as described in clause (a) above under the heading "DEFAULTS", the unpaid principal balance of this Note and all accrued but unpaid Interest thereon shall automatically become due and payable immediately and shall not be subject to the discretion of Lender. Upon default, including failure to pay upon final maturity, Lender, at its option, may also do one or both of the following: (a) increase the variable interest rate on this Note to 3.500 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any Increased rate). The Interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire an attorney to help collect this Note if Borrower does not pay and Borrower will pay Lender's reasonable attorneys' fees and all other costs of collection, unless prohibited by applicable law. This Note will be repaid under all circumstances without relief from any Indiana or other valuation and appraisement laws. This Note has been delivered to Lender and accepted by Lender in the State of Indiana. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Indiana without regard to any conflict of laws or provisions thereof.

JURY WAIVER. THE BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a non-revolving line of credit. Once an amount equal to the Total Principal Amount has been advanced hereunder, Borrower is not entitled to further advances under this Note. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person.
Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender.

ARBITRATION. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, any Related Document or otherwise, including without limitation contract disputes and tort claims, shall be arbitrated pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, provisional or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. This Includes, without limitation, obtaining injunctive relief or a temporary restraining order, Invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or Imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right or remedy, concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered In any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable In an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purpose. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

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REQUIREMENTS FOR ADVANCES.  Commencing on the date of this Note and concluding on November 30, 1997 (the "Draw Period"), Borrower may request advances under this Note ("Advances") from time to time. Advances shall be subject to the following conditions; (i) Advances are only permitted during the Draw Period; (ii) the aggregate of all Advances may not exceed the Total Principal Amount; (iii) Borrower must request an Advance at least one banking day before the Advance is to be made; and (iv) Borrower's right to obtain Advances shall terminate on the last business day of the Draw Period.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive. presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

UNIFIED HOLDINGS, INC.

By: /s/ Lynn E. Wood
    LYNN E. WOOD, PRESIDENT & CEO